Exhibit 10.3

SEVENTH AMENDMENT TO THE

UNSECURED PROMISSORY NOTE

THIS SEVENTH AMENDMENT TO THE UNSECURED PROMISSORY NOTE (this “Seventh Amendment”), effective as of June 30, 2020, is by and between Flux Power, Inc., a California corporation (“Borrower”) and Cleveland Capital, L.P. (“Holder”). Holder and Borrower, each a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, the Borrower, Flux Power Holdings, Inc., and the Holder entered into that certain Loan Agreement dated July 3, 2019 (the “Loan Agreement”), pursuant to which the Holder provided a loan to the Company in the amount of One Million Dollar ($1,000,000) (“Loan”) pursuant to the terms and conditions of the Loan Agreement. In connection with the Loan, the Borrower issued a certain Unsecured Promissory Note dated July 3, 2019 (“Original Note”), as amended pursuant to the First Amendment to the Unsecured Promissory Note dated September 1, 2019 (“First Amendment”), the Second Amendment to the Unsecured Promissory Note dated December 3, 2019 (“Second Amendment”), the Third Amendment to the Unsecured Promissory Note dated December 31, 2019 ( the “Third Amendment”), the Fourth Amendment to the Unsecured Promissory Note dated March 31, 2020 (the “Fourth Amendment”), the Fifth Amendment to the Unsecured Promissory Note dated April 30, 2020 (the “Fifth Amendment”), and the Sixth Amendment to the Unsecured Promissory Note dated May 29, 2020 (the “Sixth Amendment and together with the Original Note, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, the “Amended Note”).

WHEREAS, the maturity date for the Loan under the Amended Note is June 30, 2020.

WHEREAS, the Parties desire to amend the Amended Note to change the maturity date from “June 30, 2020” to “July 31, 2020.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Maturity Date. Section 1(b) of the Amended Note is hereby deleted in its entirety and shall, be amended to read in its entirety as follows:

“(b) “Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) July 31, 2020 (the “Maturity Date”) or (ii) the occurrence of an Event of Default (as defined below); provided, however, the Borrower shall make periodic payments of interest and principal within ten (10) days upon receipt of cash from accounts receivables identified in Schedule A (“Receivables”), an amount equal to 100% of cash received from such Receivables. Such payments shall be applied first to the payment of unpaid interest and second to reduce the outstanding Principal amount.”

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2. Accrued Interest to Date. As additional consideration, the Parties agreed that all accrued and unpaid interest on the Principal Amount as of June 30, 2020 shall be converted into the Principal Amount and shall earn interest per the Amended Note.

3. Miscellaneous.

3.1 Except as expressly amended and modified by this Seventh Amendment, the Amended Note is and shall continue to be in full force and effect in accordance with the terms thereof.

3.2 This Seventh Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.3 The Seventh Amendment shall be construed in accordance and governed by the internal laws of the State of California.

3.4 The headings contained in this Seventh Amendment are for ease of reference only and shall not be considered in construing this Seventh Amendment.

IN WITNESS WHEREOF, the Parties have caused this Seventh Amendment to be executed by its authorized representative as of the date set forth above.

BORROWER:

Flux Power, Inc.,
a California corporation

/s/ Ronald F. Dutt
Ronald F. Dutt, President and Chief Executive Officer

HOLDER:

Cleveland Capital, L.P.

By:	/s/ Wade Massad
Wade Massad, Co-Managing Member, GP

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